Exhibit 15.1
September 11, 2026
The Board of Directors of Vistance Networks, Inc.
Ruckus Wireless Networks
We are aware of the incorporation by reference in the Registration Statement Nos. 333-175859, 333-216752, 333-239153, 333-256542, 333-256545 on Form S-8 of Belden Inc. of our report dated June 15, 2026 relating to the unaudited condensed combined interim financial statements of Ruckus Wireless Networks for the three-month periods ended March 31, 2026 and 2025.

/s/ Ernst & Young LLP

Charlotte, North Carolina
September 11, 2026